Exhibit 3.1

AMENDED AND RESTATED

ARTICLES OF INCORPORATION OF

THE EMPIRE DISTRICT ELECTRIC COMPANY

1.              Name of Corporation

The Empire District Electric Company (“Empire”)

Empire’s original articles of incorporation were initially filed on October 16, 1909.  The Amended and Restated Articles of Incorporation were duly adopted by the board of directors of Empire pursuant to the provisions of KSA 17-6605.

2.              Name of Registered Agent and Address of Registered Office in Kansas

The Corporation Company, Inc.

112 SW 7th Street Suite 3C

Topeka, KS 66603

3.              Mailing Address

The Empire District Electric Company

112 SW 7th Street Suite 3C

Topeka, KS 66603

4.              Tax Closing Month

December

5.              Nature of Corporation’s Business or Purpose

The purpose of the business entity is to engage in any lawful act or activity for which the entity may be organized under the laws of Kansas.

6.              Total Number of Shares the Corporation is Authorized to Issue

10,000 shares of common stock, par value $1.00

7.              Name and Mailing Address of Each Incorporator

Tammy Eddings

4801 Main Street, Suite 10000

Kansas City, MO 64112

8.              Name and Address of Each Member of the Board of Directors

Ian Robertson

354 Davis Rd, Suite 100

Oakville, ON L6J2X1, Canada

D. Randy Laney

112 SW 7th Street Suite 3C

Topeka, KS 66603

Kenneth R. Allen

112 SW 7th Street Suite 3C

Topeka, KS 66603

9.              Duration of Corporation

Perpetual

10.       Effective Date

Future Effective Date: January 1, 2017